SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                             _________________




                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) July 15, 1998
                                                     (July 1, 1998)



                  Dover Downs Entertainment, Inc.
          (Exact name of registrant as specified in its charter)



   Delaware                      1-119229            51-0357525
(State or other jurisdiction    (Commission         (IRS Employer
     of incorporation)          File number)      Identification No.)



           1131 North DuPont Highway, Dover, Delaware      19901
            (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code (302) 674-4600 X 292




      (Former name or former address, if changed since last report.)

FORM 8-K                                                      Page 2 of 3

ITEM 2.    ACQUISITION OF ASSETS.

     On July 1, 1998, Dover Downs Entertainment, Inc. (Dover) completed its acquisition of Grand Prix Association of Long Beach (Grand Prix) through the merger of a wholly owned subsidiary of Dover with and into Grand Prix with Grand Prix surviving as a wholly owned subsidiary of Dover.

     Grand Prix developed and operates the Grand Prix of Long Beach, an annual temporary circuit event which has been run in the streets of Long Beach, California for 25 years, and owns permanent motorsports facilities in Madison, Illinois (near St, Louis, Missouri) and in Memphis, Tennessee.

     The purchase price of $91,215,000 was comprised of the conversion of the outstanding Grand Prix common stock into 2,510,700 shares of the Dover common stock (applying a price of $29.10 per share, being the average closing market price on the NYSE-Composite Transactions for the five trading days surrounding March 27, 1998, the date of the announcement of the merger agreement) and the assumption by Dover of the outstanding stock options of Grand Prix. On March 27, 1998, Dover acquired 680,000 shares of Grand Prix common stock at $15.50 per share in cash from available funds pursuant to two separate stock purchase agreements.

     The acquisition is being accounted for under the purchase method of accounting.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial statements of the business acquired.

           (1) The financial statements of Grand Prix required to be filed in response to Item 7(a)(1) are incorporated herein by reference to the section "Financial Statements" in the registrant's Form S-4 (File No. 333-53077), dated May 21, 1998.

           (2) The accountant's report required to be filed in response to Item 7(a)(2) is incorporated herein by reference to the section "Financial Statements" in the registrant's Form S-4 (File No. 333-53077), dated May 21, 1998.

     (b)   Pro forma financial information.
           The pro forma financial information required to be filed in response to Item 7(b) is incorporated herein by reference to the section "Unaudited Selected Pro Forma Condensed Combined Financial Information" in the registrant's Form S-4 (File No. 333-53077), dated May 21, 1998.

     (c)   Exhibits.
           99   Press release of the registrant dated July 1, 1998



FORM 8-K                                                      Page 3 of 3

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     Dover Downs Entertainment, Inc.


DATE:  July 15, 1998            BY: /s/ Denis McGlynn
                                    Denis McGlynn
                                    President and Chief Executive Officer